Exhibit 10.5

PROJECT ASSIGNMENT 2
PROTALEX, Inc.
717 Encino Pl. NE, Suite 17
Albuquerque NM 87102
USA
Date: July 31st, 2003
Dear Sirs,
Agreement between PROTALEX Inc. ("PROTALEX") and EUROGENTEC S.A ("EUROGENTEC") dated April 24, 2003 (date of the signature of the R&D Projects Frame Contract). This letter shall constitute a Project Assignment for the purposes of the above Agreement ("the Agreement"). We agree that EUROGENTEC will perform a Project under the Agreement on the following terms:
1. Description of the Project
Upon PROTALEX' s request, EUROGENTEC Project Assignment 1 has demonstrated the feasibility to produce and purify Protein A from Staphylococcus aureus A-676 strain fermentation. In the course of the feasibility, fermentation and DSP
(Down Stream Process) has been partly studied. The goal of this Project Assignment is to develop Fermentation, DSP, QC tests in order to set-up
procedures  and  parameters  for  future  Protein  A  GMP   Manufacturing.   The
development programme will encompass the following steps:
- Analysis of batch 03G17 according to hereunder PROTALEX specifications:
Bioburden : no organisms detected.
Endotoxin : <0.5 EU/mg
Enterotoxin B : <1 mcg/mg
SDS-PAGE : > 98%
HPLC : >98% at 214 nm >95% at 280 nm
Hu IgG binding : >95%
UV absorbance : E (0.1%, 276 nm) = 0.14-2.0
Isoelectric Focusing: Single band between 4.6 and 5.2
- QC Development and Qualification (SDS-PAGE, Western Blot, HPLC, Bioanalyzer, BCA, bioburden, enterotoxin B, Hu IgG Binding, IEF,etc.)
- 2 fermentations at 50-L scale to fine-tune the parameters defined during the Feasibility.
- Kinetic analysis of fermentors
- Definition of the fermentation conditions for scale-up and Robustness Study
- Down Stream Process : 3 DSP runs at 10-L scale from Fermentor # 1
- Definition of the DSP steps and conditions
- DSP on fermentor # 2 at 50-L scale
- QC analysis (ELISA, Western Blot, SDS-PAGE, BCA, HPLC)

2. Time-Lines and Completion date of work Starting date has to be considered 2 weeks after reception of (i) signed Frame Contract , (ii) signed hereunder Project Assignment and/or (iii) the first PROTALEX payment as defined in the paragraph 6.
Based on a starting date September 1st,2003 Development programme and QC/IPC development should not length more than 2.5 months until mid-November, 2003.
The tentative Calendar (page 4) may not be considered as a firm commitment from EUROGENTEC.

3. Quantities and specifications of product to be supplied to PROTALEX The material produced and purified during this study will be delivered to PROTALEX. Quantity and Purity of Protein A will be related to the production of the protein during the Fermentation process and to the performances obtained during the DSP steps.

4. Eurogentec Staff The R&D Fermentation will be performed under the responsibility of Ir. Doriano Cingolani, Head of R&D Fermentation. Alain Poncin M.Sc. DSP Team Leader, will be in charge of the Down Stream Process for the Feasibility Phase of the Purification Process. Ingrid Dheur M.Sc. QC Manager, will supervise the QC first developments.

5.  Project Management]
Charles Schaus will make the overall project management.

6. Fees and Terms of payment
Expected duration Cost in euro
QC/In Process Controls
(Fermentation, DSP,
2.5 months euro 75,000 (fixed cost)
Development Programme 2.5 months euro 39,375/month
     The overall Project management is charged euro 2.000 /month from the start of the Project until the completion of the Project.
     The total cost of the Development Programme is evaluated at euro 178,437.5: euro 173,437.5 for the study and euro 5,000 for the project management.
  50 % (euro 89,219) of the total cost will be invoiced at the signature of the Frame
Contract/Project Assignment 1. PROTALEX shall pay EUROGENTEC at the receipt of the invoice.
  25 % (euro 44,609) of the total cost will be invoiced after one month. Invoice shall be paid within thirty days of receipt.
     the last invoice representing the remaining 25% ( euro 44,609) of the total price will then be issued at the completion of the project ( November
     2003). Invoice shall be paid within thirty days of receipt.
     Normal laboratory reagent costs are included in the cost of the Development
     Study.   However   specific   costs,   such   as   chromatographic   media,
     ultrafiltration membranes, DNA Sequence Analysis (outsourced) will be charged separately with 5% overhead. Costs will need to be approved by PROTALEX prior to commitment or purchase.

7. Documentation and Reports
The Development Study will be recorded in specific laboratory notebooks with double signature. They will be kept at EUROGENTEC for 10 years. Copies can be made available to PROTALEX. Intermediary reports will be issued after main step completion. Laboratory books will be in French, reports in English.
The final report will give full description of the process and the yields of product obtained. Details of any analytical methods used will also be included.

8. PROTALEX Deliverables
No PROTALEX deliverables is expected to be provided to EUROGENTEC.
EUROGENTEC S.A.
____________________ ______________________
Name: Charles Schaus       Name: Michel Thiry
Title: Project Manager         Title: Biologic Business Unit Manager
Date: August 29, 2003          Date: August 29, 2003
EUROGENTEC  S.A. o Parc  scientifique  du Sart Tilman o 4102 SERAING o BELGIUM o
Tel.: +32 4 366 61 00 Fax: +32 4 365 16 04 o e-mail: info@eurogentec.com o R.C. Liege 152 016 o T.V.A. BE 427 348 346


PROTALEX Inc.
____________________ ______________________
Name: Dennis Vik, Ph.D.           Name: Steven Kane
Titlle:   Chief Scientific Officer     Title:      CEO
Date:    August 28, 2003              Date:    August 28, 2003